EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2004 relating to the consolidated financial statements of Modus Media, Inc., which appears in CMGI, Inc.’s Current Report on Form 8-K dated August 2, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, MA

December 10, 2004